                                                                     EXHIBIT 3.4

           ADOPTED BY THE BOARD OF DIRECTORS OF CATELLUS DEVELOPMENT
             CORPORATION AT A MEETING HELD ON AUGUST 1, 1990, AND AMENDED BY THE BOARD OF DIRECTORS AT MEETINGS HELD ON MAY 2, 1991, FEBRUARY 27, 1992, OCTOBER 16, 1992 AND
                                APRIL 20, 1994



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                    BY-LAWS



                                       OF



                       CATELLUS DEVELOPMENT CORPORATION



                            A DELAWARE CORPORATION



                         ------------------------------

                                     INDEX

                                                                                                                                PAGE
                                                                                                                                ----
ARTICLE 1            -- Meetings of Stockholders............................................................................      1

  Section 1.1.          Annual Meeting......................................................................................      1
  Section 1.2.          Special Meetings....................................................................................      1
  Section 1.3.          Place and Time of Meetings..........................................................................      1
  Section 1.4.          Notice of Meetings; Waiver of Notice................................................................      1
  Section 1.5.          Quorum..............................................................................................      2
  Section 1.6.          Voting; Proxies.....................................................................................      2
  Section 1.7.          List of Stockholders................................................................................      2
  Section 1.8.          Action by Consent Without a Meeting.................................................................      3

ARTICLE 2            -- Board of Directors..................................................................................      3

  Section 2.1.          Number, Qualification, Election and Term of Directors...............................................      3
  Section 2.2.          Quorum and Manner of Acting.........................................................................      4
  Section 2.3.          Place of Meetings...................................................................................      4
  Section 2.4.          Annual and Regular Meetings.........................................................................      4
  Section 2.5.          Special Meetings....................................................................................      4
  Section 2.6.          Notice of Meetings; Waiver of Notice................................................................      4
  Section 2.7.          Board or Committee Action Without a Meeting.........................................................      5
  Section 2.8.          Participation in Board or  Committee Meetings by Conference Telephone...............................      5
  Section 2.9.          Resignation and Removal of Directors................................................................      5
  Section 2.10.         Vacancies...........................................................................................      5
  Section 2.11.         Compensation........................................................................................      5

ARTICLE 3            -- Committees..........................................................................................      5

  Section 3.1.          Committees of the Board.............................................................................      5
  Section 3.2.          Rules Applicable to Committees......................................................................      6

ARTICLE 4            -- Officers............................................................................................      6

  Section 4.1.          Number; Security....................................................................................      6
  Section 4.2.          Election; Term of Office............................................................................      6
  Section 4.3.          Subordinate Officers................................................................................      6
  Section 4.4.          Resignation and Removal of Officers.................................................................      6
  Section 4.5.          Vacancies...........................................................................................      7
  Section 4.6.          Chairman of the Board...............................................................................      7
  Section 4.7           President...........................................................................................      7
  Section 4.8.          Vice President......................................................................................      7
  Section 4.9.          Treasurer...........................................................................................      7
  Section 4.10.         Secretary...........................................................................................      7
  Section 4.11.         Salaries............................................................................................      8

ARTICLE 5            -- Shares..............................................................................................      8

  Section 5.1.          Certificates........................................................................................      8
  Section 5.2.          Transfers...........................................................................................      8
  Section 5.3.          Determination of Stockholders of Record.............................................................      8

ARTICLE 6            -- Indemnification.....................................................................................      8

ARTICLE 7            -- Miscellaneous.......................................................................................      9
  Section 7.1.          Seal................................................................................................      9
  Section 7.2.          Fiscal Year.........................................................................................      9
  Section 7.3.          Voting of Shares in Other Corporations..............................................................      9
  Section 7.4.          Amendments..........................................................................................      9

                                    BY-LAWS

                                       OF

                        CATELLUS DEVELOPMENT CORPORATION



1.  MEETINGS OF STOCKHOLDERS.
    ------------------------

          1.1.  ANNUAL MEETING.  The annual meeting of stockholders shall be
                --------------
held during the month of May in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors (the "Board").

          1.2.  SPECIAL MEETINGS.  Special meetings of the stockholders may be
                ----------------
called by resolution of the Board or by the chairman of the board or the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of the holder or holders of 10% or more of the then outstanding voting capital stock of the corporation or a majority of the directors then in office. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

          1.3.  PLACE AND TIME OF MEETINGS.  Meetings of the stockholders may be
                --------------------------
held in or outside Delaware at the place and time specified by the Board or the directors or stockholders requesting the meeting.

          1.4.  NOTICE OF MEETINGS; WAIVER OF NOTICE.  Written notice of each
                ------------------------------------
meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.5 of these by-laws or by law. Each notice of a meeting shall be given, in writing, personally, via facsimile or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. Notice shall be deemed duly given when (i) delivered personally, (ii) sent via facsimile (with receipt confirmed) or (iii) mailed to a stockholder at his address on the corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

          1.5.  QUORUM.  At any meeting of stockholders, the presence in person
                ------
or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to
Section 1.4.

          1.6.  VOTING; PROXIES.  Each stockholder of record shall be entitled
                ---------------
to one vote for every share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by the corporation's Restated Certificate of Incorporation
or by law or by Section 1.8 of these by-laws.   Directors shall be elected in
the manner provided in Section 2.1 of these by-laws.   Voting, including
election of directors, need not be by written ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent or to dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

          1.7.  LIST OF STOCKHOLDERS.  Not less than 10 days prior to the date
                --------------------
of any meeting of stockholders, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

          1.8. ACTION BY CONSENT WITHOUT A MEETING.
               -----------------------------------

          (a) Subject to compliance with the procedures set forth in Section 1.8(b) of these by-laws, if required, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

          (b) So long as any of the corporation's securities are listed on the New York Stock Exchange, action by the holders of any class of security so listed may not be taken by consent in writing pursuant to this Section 1.8 except with the prior approval of the New York Stock Exchange, and otherwise in accordance with this Section 1.8(b). A record date for the determination of stockholders entitled to express consent to or dissent from the action to be taken shall be established in accordance with Section 5.3 of these by-laws, and material soliciting the written consent of stockholders shall be sent to each stockholder who would be entitled to vote on the action to be taken if such action were being considered at a meeting of stockholders. Such solicitation materials shall include the form of written consent, which shall set forth the action to be taken, and shall otherwise comply with the proxy statement disclosure standards then applicable to the corporation. The solicitation materials shall be deemed duly given when (i) delivered personally, (ii) sent via facsimile (with receipt confirmed) or (iii) mailed to a stockholder at his address on the corporation's records. The solicitation period, from the date the solicitation materials are first given to stockholders until and including the date by which stockholders must return such written consent, shall be not less than 30 days. Notwithstanding anything to the contrary contained in these by-laws, no action to be taken by written consent may be taken until the expiration of the solicitation period, whether or not the requisite consents have been signed prior to such expiration.

2.  BOARD OF DIRECTORS.
    ------------------

          2.1.  NUMBER, QUALIFICATION, ELECTION AND TERM OF DIRECTORS.  The
                -----------------------------------------------------
business of the corporation shall be managed by the Board, which shall consist of eleven directors. The number of directors may be changed by resolution of a majority of the entire Board or by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9. As used in these by-laws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies on the Board.

          2.2.  QUORUM AND MANNER OF ACTING.  A majority of the entire Board
                ---------------------------
shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these by-laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these by-laws.
In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

          2.3.  PLACE OF MEETINGS.  Meetings of the Board may be held in or
                -----------------
outside Delaware.

          2.4.  ANNUAL AND REGULAR MEETINGS.  Annual meetings of the Board, for
                ---------------------------
the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these by-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

          2.5.  SPECIAL MEETINGS.  Special meetings of the Board may be called
                ----------------
by the chairman of the board, the president or by a majority of the directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

          2.6.  NOTICE OF MEETINGS; WAIVER OF NOTICE.  Notice of the time and
                -------------------------------------
place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting or by delivering notice to him personally (including by telephone) or via facsimile at least one day before the meeting. Notice shall be deemed duly given when (a) delivered personally, (b) sent via facsimile (with receipt confirmed) or (c) mailed to a director's residence or usual place of business. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called.
Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

          2.7.  BOARD OR COMMITTEE ACTION WITHOUT A MEETING.  Any action
                -------------------------------------------
required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or of the committee.

          2.8.  PARTICIPATION IN BOARD OR COMMITTEE MEETINGS BY CONFERENCE
                ----------------------------------------------------------
TELEPHONE.  Any or all members of the Board or of any committee of the Board may
---------
participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at the meeting.

          2.9.  RESIGNATION AND REMOVAL OF DIRECTORS.  Any director may resign
                ------------------------------------
at any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.

          2.10.  VACANCIES.  Any vacancy in the Board, including one created by
                 ---------
an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

          2.11.  COMPENSATION.  Directors shall receive such compensation as the
                 ------------
Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.

3.  COMMITTEES.
    ----------

          3.1.  COMMITTEES OF THE BOARD.  The Board, by resolution adopted by a
                -----------------------
majority of the entire Board, may designate committees of directors of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines. No director who is also an officer of the Corporation shall be eligible to serve as a member of the Audit, Compensation and Benefit or Nominating Committee of the Board, or any committee performing a similar function.

          3.2.  RULES APPLICABLE TO COMMITTEES.  The Board may designate one or
                ------------------------------
more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee may adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

4.  OFFICERS.
    --------

          4.1.  NUMBER; SECURITY.  The executive officers of the corporation
                ----------------
shall be the chairman of the board, the president, one or more vice presidents (which may include one or more executive or senior vice presidents, if the Board so determines), a secretary and a treasurer. Any two or more offices may be held by the same person. Unless otherwise required by law, the Board shall not be required to fill a vacancy in an executive office. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

          4.2.  ELECTION; TERM OF OFFICE.  The executive officers of the
                ------------------------
corporation shall be elected annually by the Board and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of Section 4.4.

          4.3.  SUBORDINATE OFFICERS.  The Board or the president may appoint
                --------------------
subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board or the president determines. The Board may delegate to any other executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees. The president or the chief financial officer may designate in writing any employee with the position of "Director" to execute and deliver, and any other employee to attest, agreements, certificates and other documents on behalf of the corporation in connection with any transaction authorized by the Board of Directors, whether by specific resolution or pursuant to a delegation of authority.

          4.4.  RESIGNATION AND REMOVAL OF OFFICERS.  Any officer may resign at
                -----------------------------------
any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or by the president.

          4.5.  VACANCIES.  A vacancy in any office may be filled for the
                ---------
unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these by-laws for election or appointment to the office.

          4.6.  CHAIRMAN OF THE BOARD.  The chairman of the board shall preside
                ---------------------
at all meetings of the Board and of the stockholders and shall have such powers and duties as the Board assigns to him.

          4.7.  PRESIDENT.  The president shall be the chief executive officer
                ---------
of the corporation and shall, in the absence of the chairman of the board, preside at all meetings of the Board and of the stockholders. Subject to the control of the Board, he shall have general supervision over the business of the corporation and shall have such other powers and duties as presidents of corporations usually have or as the Board assigns to him.

   4.8.  VICE PRESIDENT.  Each vice president shall have such powers and duties
         --------------
as the Board or the president assigns to him.

   4.9.  TREASURER.  The treasurer shall be in charge of the corporation's books
         ---------
and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the president assigns to him. The Board may designate the treasurer or any other officer as the chief financial officer of the corporation.

   4.10.  SECRETARY.  The secretary shall be the secretary of, and keep the
          ---------
minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the president assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

   4.11.  SALARIES.  The Board may fix the officers' salaries, if any, or it may
          --------
authorize the president to fix the salary of any other officer.

5.  SHARES.
    ------

          5.1.  CERTIFICATES.  The corporation's shares shall be represented by
                ------------
certificates in the form approved by the Board. Each certificate shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary, or the treasurer (or chief financial officer) or an assistant treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

          5.2.  TRANSFERS.  Shares shall be transferable only on the
                ---------
corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

          5.3.  DETERMINATION OF STOCKHOLDERS OF RECORD.  The Board may fix, in
                ---------------------------------------
advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action.

6.  INDEMNIFICATION.
    ---------------

          The corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware, as such law may be amended and supplemented from time to time (the "Delaware law"), indemnify any director, officer or trustee (each, an "indemnitee") which it shall have power to indemnify under Delaware law against expenses, liabilities or other matters referred to in or covered by Delaware law; provided, however, that the corporation shall not be required to indemnify any indemnitee in connection with any proceeding initiated by such indemnitee where such proceeding is not authorized by the Board. The indemnification provided for in this Article 6 (a) shall not be deemed exclusive of any other rights to which an indemnitee may be entitled under these by-laws, by agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (b) shall continue as to a person who has ceased to be a director, officer or trustee and (c) shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Article 6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

          Expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director or officer of the corporation (or was serving at the corporation's request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by Delaware law. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to any person who is a party to an action, suit or proceeding brought by the corporation and approved by the majority of the Board which alleges willful misappropriation of corporation assets by such person, disclosure of confidential information in violation of such person's fiduciary or contractual obligations to the corporation or any other willful or deliberate breach in bad faith of such agent's duty to the corporation or its stockholders.

7.  MISCELLANEOUS.
    -------------

          7.1.  SEAL.  The Board shall adopt a corporate seal, which shall be in
                ----
the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

          7.2.  FISCAL YEAR.  The Board may determine the corporation's fiscal
                -----------
year. Until changed by the Board, the corporation's fiscal year shall be the calendar year.

          7.3.  VOTING OF SHARES IN OTHER CORPORATIONS.  Shares in other
                --------------------------------------
corporations which are held by the corporation may be represented and voted by the president or a vice president of this corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

          7.4.  AMENDMENTS.  By-laws may be amended, repealed or adopted by the
                ----------
stockholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the stockholders.

                              NOTES TO AMENDMENTS
                              -------------------

     Section 1.2:  Amended on August 1, 1990 to permit stockholders meeting to
     -----------
be called at the request of holders.

     Section 1.8:  Added on August 1, 1990.
     -----------

     Section 2.1:
     -----------

     Amended on May 2, 1991 to reduce the number of directors from ten to nine.

     Amended on October 16, 1992 to increase the number of directors from nine to thirteen.

     Amended on April 20, 1994 to reduce the number of directors from thirteen to eleven.

     Section 3.1:  Amended on October 16, 1992 to add the final sentence.
     -----------

     Section 4.3:  Amended on February 27, 1992 to add the final sentence.
     -----------